EXHIBIT 5.1

October 20, 2015 Iberdrola USA, Inc. Durham Hall, 52 Farm View Drive New Gloucester, Maine 04260

Ladies and Gentlemen:

We have acted as counsel to Iberdrola USA, Inc., a New York corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the issuance of shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) to be issued in connection with the proposed merger (the “Merger”) of UIL Holdings Corporation, a Connecticut corporation. (“UIL”), with and into Green Merger Sub, Inc., a Connecticut corporation and direct and wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to the Agreement and Plan of Merger, dated as of February 25, 2015, among the Company, UIL and Merger Sub (the “Merger Agreement”).

In furnishing this opinion, we have examined certificates of public officials and of officers and representatives of the Company and the originals or copies (certified or otherwise identified to our satisfaction) of such corporate records, agreements, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to any facts material to the opinion expressed below, we have relied upon the representations and warranties of the various parties to the Merger Agreement without independent verification of their accuracy. In rendering the opinion expressed below, we have assumed without investigation: (i) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies; and (ii) the correctness and completeness of all documents. In addition, we have relied, to the extent that we deem such reliance proper, upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the shares of Company Common Stock to be issued by the Company to the holders of shares of common stock, $0.01 par value, of UIL upon consummation of the Merger and approval by the shareholder of the Company will be validly authorized and, when the Registration Statement relating to said shares of Company Common Stock has become effective under the Act, the Company’s amended and restated certificate of incorporation substantially in the form filed as an exhibit to the Registration Statement has been duly filed with the Secretary of State of the State of New York so as to effect a stock

Iberdrola USA, Inc.

October 20, 2015

split of the outstanding Common Stock, and if the foregoing action is taken pursuant to the authority granted in resolutions adopted by the board of directors of the Company and approved by the shareholder of the Company, and the said shares of Company Common Stock have been issued and delivered in accordance with the terms and conditions of the Merger Agreement, such shares of Company Common Stock will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus/proxy statement which is a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or rules and regulations of the Commission promulgated thereunder.

The opinions set forth in this letter are effective as of the date hereof. We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereinafter may be brought to our attention. We express no opinions other than as herein expressly set forth, and no opinion may be inferred or implied beyond that expressly stated herein.

Very truly yours,

/s/ WHITE & CASE LLP

JRV:JYC:JGC

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